UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2010

AuraSource, Inc.
 (Exact name of registrant as specified in its charter)

Nevada	0-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1490 South Price Rd. #219, Chandler, AZ 85286
(Address of Principal Executive Offices/Zip Code)

(480) 292-7179
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure
On December 24, 2010, Philip Liu, the Chief Executive Officer of AuraSource, Inc. (the “Company”) is delivering a letter to the stockholders of the Company relating to developments at AuraSource that occurred during the 2010 calendar year.  The letter is being furnished to stockholders for informational purposes only, and is not being delivered in connection with an action or solicitation of votes, or in connection with any event or transaction.  Mr. Liu’s letter to AuraSource’s stockholders is attached as Exhibit 99.1 hereto, and is incorporated herein by reference.

The information in this Current Report on Form 8-K, including the exhibit, is furnished pursuant to Item 7.01 and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

In addition to historic information, this report, including the exhibit, contains forward-looking statements regarding events, performance, financial trends and the Company’s plans for the future. Various factors could affect future results and could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. Some of those factors are identified in the exhibit, and in the Company’s periodic reports filed with the Securities and Exchange Commission.

The filing of this report and the furnishing of this information pursuant to Item 7.01 (including Mr. Liu’s letter to AuraSource’s stockholders) do not mean that such information is material or that disclosure of such information is required.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.
The following exhibit is filed herewith:

Exhibit Number	Description
99.1	Letter to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AuraSource, Inc.

Date: December 23, 2010	By:	/s/ Eric Stoppenhagen

Eric Stoppenhagen
Chief Financial Officer

Exhibit Number	Description

99.1	Letter to stockholders.